UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2024 (August 6, 2024)

Digerati Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-15687	74-2849995
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8023 Vantage Dr., Suite 660, San Antonio, Texas	78230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 614-7240

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2024, (i) Craig K. Clement relinquished his temporary appointment as interim chief executive officer (“CEO”) of Digerati Technologies, Inc. (the “Company”) and (ii) the board of directors of the Company (the “Board”) re-appointed Arthur L. Smith to serve as CEO of the Company, approving Mr. Smith’s return to his role as CEO. Mr. Smith took a temporary medical leave of absence from his role as CEO in October 2023, and Mr. Clement was appointed as interim CEO during Mr. Smith’s temporary medical leave of absence. Mr. Smith, age 59, will continue to also serve as a member of the Board and Mr. Clement will continue to serve as executive chairman of the Board.

Mr. Smith will continue to serve as the CEO pursuant to his February 2019 employment agreement (previously filed with the Securities and Exchange Commission).

There are no arrangements or understandings between Mr. Smith and any other person pursuant to which Mr. Smith was re-appointed to serve as the CEO of the Company. There are no family relationships between Mr. Smith and any of the Company’s directors or executive officers. Mr. Smith has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digerati Technologies, Inc.

Dated: August 12, 2024	By:	/s/ Antonio Estrada Jr.
		Name:	Antonio Estrada Jr.
		Title:	Chief Financial Officer